EXHIBIT 99.12

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Docent, Inc.
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☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

A Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
1. Approval and Adoption of the Merger Agreement.
2. Approval of the Hockey Merger Corporation 2004 Equity Incentive Plan.

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Authority is hereby given to the proxy holder identified on the front of this card to vote in his discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Special Meeting of Stockholders of Docent, (b) accompanying Joint Proxy Statement of Docent and Click2learn/Prospectus of Hockey Merger Corporation, and (c) Form 10-K, as amended, for the fiscal year ended December 31, 2002, and the Form 10-Q, as amended, for the period ending September 30, 2003.

Please sign exactly as your name appears on your stock certificate.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy—Docent, Inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                    , 2004

The undersigned hereby appoints R. Andrew Eckert and Neil J. Laird to attend and to represent the undersigned at the Special Meeting of Stockholders of Docent, Inc. (the “Company”) to be held at the Company’s offices at 2410 Charleston Road, Mountain View, California on                     , 2004 at 10:00 a.m. local time or at any adjournment or postponement thereof, and to vote the number of shares of stock of the Company the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IF YOU DO NOT RETURN THIS PROXY OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND YOUR SHARES WILL NOT BE COUNTED WITH RESPECT TO THE PROPOSAL TO APPROVE THE HOCKEY MERGER CORPORATION 2004 EQUITY INCENTIVE PLAN.

IF YOU RETURN YOUR SIGNED PROXY AND DO NOT INDICATE HOW YOU WANT TO VOTE, THIS PROXY WILL BE VOTED “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE PROPOSAL FOR APPROVAL OF THE HOCKEY MERGER CORPORATION 2004 EQUITY INCENTIVE PLAN.

(Continued and to be signed on reverse side)

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

•      Call toll free 1-888-862-0812 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•      Follow the simple instructions provided by the recorded message.

• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY • Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXX XX, 200X.

THANK YOU FOR VOTING